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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 3, 2000
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                                TIPPERARY CORPORATION
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                (Exact name of registrant as specified in its charter)

                                        TEXAS
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                    (State or other jurisdiction of incorporation)

                    1-7796                        75-1236955
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          (Commission File Number)      (IRS Employer Identification No.)

          633 Seventeenth Street, Suite 1500
          Denver, Colorado                             80202
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     (Address of principal executive offices)     (Zip Code)

          Registrant's telephone number, including area code:  (303) 293-9379

                                    Not Applicable
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            (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.
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     As recently announced, Tipperary Corporation ("Tipperary" or the "Company")
has received to date net proceeds of approximately $12 million from domestic asset sales in connection with its plan to divest its U.S. conventional oil and gas properties and redirect its focus toward increasing reserves and production from coalbed methane properties. The properties sold comprise slightly more than half of the Company's domestic proved reserve volumes as of its fiscal year ended September 30, 1999.

     The most recent and largest sale, of various interests in producing oil and natural gas mineral leases in the Williston Basin of Montana and North Dakota (the "Williston Basin Sale"), took place on May 3, 2000 to Nance Petroleum Corporation. Effective April 1, 2000, Tipperary sold various properties at auction (the "Auction Sales"), and received the cash proceeds at various dates thereafter through May 5, 2000. In addition, other properties have been sold on various dates during the first and second quarters of the current fiscal year, but primarily during the first quarter (the "Other Sales"). The properties sold in the Auction Sales and Other Sales consisted of various interests in producing oil and natural gas mineral leaseholds and equipment located primarily in the Rocky Mountains, Oklahoma and Texas.

     The approximate net cash proceeds, after selling expenses, received from the sales were as follows:

          -    Williston Basin Sale:    $7,383,000

          -    Auction Sales:           $3,832,000

          -    Other Sales:             $  792,000

     All of the foregoing sales were arms-length with unaffiliated third parties and involved either a negotiated bid or auction process. There were no material relationships between any person purchasing any of the properties and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.


Item 7.  Financial Statements and Exhibits.
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          (a)  Financial statements of businesses acquired.
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               Not applicable.

          (b)  Pro forma financial information.
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               Not applicable.



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          (c)  Exhibits
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          The following exhibit is filed herewith:

          10.72 Purchase and Sale Agreement dated April 10, 2000 between Tipperary Oil & Gas Corporation as Seller and Nance Petroleum Corporation as Buyer.

                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: May 18, 2000

                              TIPPERARY CORPORATION


                              By:/s/ David L. Bradshaw
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                                   David L. Bradshaw, President

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